UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 27, 2007
Date of Report (Date of earliest event reported)

Subjex Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-29711	41-1596056
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

3245 Hennepin Ave S Suite 1, Minneapolis MN	55408
(Address of principal executive offices)	(Zip Code)

(612) 827-2203
(Registrant’s telephone number, including area code)

(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

A.	Report.
Item 8.01	Other Events

On July 26, 2007 an event occurred which was not made in the ordinary course of Subjex Corporation business thus prompting an 8k filing with the SEC.

The Company received verification of the SubjexFMS system performance results for the three month and six months period ending June 30, 2007 in accordance with Global Investment Performance Standards (“GIPS”) for the purpose of determining whether any material modifications should be made to our trading activity gain calculations in order for it to conform to GIPS.  The letter of audit confirmation is included in this 8-K report.

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Ph (248) 203-0080
Fx (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025
www.maddoxungar.com

July 26, 2007

Mr. Andrew Hyder, CEO
Subjex Corporation
3245 Hennepin Ave. South, Suite 1
Minneapolis, MN 55408

Dear Mr. Hyder:

This is to confirm that Subjex Corporation’s trading activity for the three months and six months periods ended June 30, 2007 in accordance with Global Investment Performance Standards (“GIPS”) has been verified by this firm and that we hereby consent to the Company’s use in its materials of a statement that says “Subjex Corporation has been verified by an independent reviewer for the three months and six months periods ended June 30, 2007.”

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC
Maddox Ungar Silberstein, PLLC

This filing completes Subjex Corporations obligations as it relates to the filing requirements of an 8-K filing as defined by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Subjex Corporation
(Registrant)

By /s/ Andrew Hyder

(Signature)

Andrew Hyder, CEO (acting CFO)
July 27, 2007